SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                                    FORM 8-K

                                CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                               September 30, 2013
                               Date of Report
                   (Date of Earliest Event Reported)

                         SOLIS PHARMA US, INC.
            (Exact Name of Registrant as Specified in its Charter)

                     TREEGATE ACQUISITION CORPORATION
            (Former Name of Registrant as Specified in its Charter)

Delaware                       000-54832                46-1873961
(State or other          (Commission File Number)      (IRS Employer
jurisdiction                                        Identification No.)
of incorporation)
                        Solis Pharma U.S., Inc.
                         2209 Lake Vilma Drive
                        Orlando, Florida 32835
               (Address of Principal Executive Offices)

                          215 Apolena Avenue
                   Newport Beach, California 92662
             (Former Address of Principal Executive Offices)

                            202-387-5400
                    (Registrant's Telephone Number)

ITEM 3.02 Unregistered Sales of Equity Securities

     On October 1, 2013, Solis Pharma US, Inc. (formerly Treegate
Acquisition Corporation) (the "Registrant" or the "Company") issued 13,000,000 shares of common stock pursuant to Section 4(2) of the Securities Act of 1933 at par representing 97% of the total outstanding 13,400,000 shares of common stock.

ITEM 5.01     Changes in Control of Registrant

    On September 30, 2013, the following events occurred which resulted in a change of control of the Registrant:

    1. The Registrant redeemed an aggregate of 19,600,000 of the then 20,000,000 shares of outstanding stock at a redemption price of $.0001 per share for an aggregate redemption price of $1,960.

    2.   The then current officers and directors resigned.

    3.   New officer(s) and director(s) were appointed and elected.

    The disclosure required by Item 5.01(a)(8) of Form 8-K was previously filed with the Securities and Exchange Commission on Form 10-12G filed on October 10, 2012 as supplemented by the information contained in this report.

    The Registrant intends to develop and supply premium quality over-the-counter medications and nutritional supplements emphasizing high value and premium quality with advanced technology and delivery systems.

ITEM 5.02     Departure of Directors or Principal Officers;
              Election of Directors

    On September 30, 2013, James M. Cassidy resigned as the Registrant's president, secretary and director.

    On September 30, 2013, James McKillop resigned as the Registrant's vice president and director.

    On September 30, 2013, Diego Leiva and Dr. George Restea were named as the directors of the Registrant.

    On September 30, 2013, Diego Leiva was appointed Chief Executive Officer and President of the Registrant.

    Diego Leiva has extensive experience in start-up and turnaround and high-growth organizations with over 40 years experience in telecommunications, technology and services organizations in the United States and internationally. From 2000 to the present, Mr. Leiva has served as the president of US Financial Services, LLC, Miami, Florida providing consulting services to companies and wealthy individuals in several specialized areas: negotiation, including the international sale of medium term bank notes and bank guarantees; negotiation and settlement of commercial and residential insurance claims; and directed staff augmentation and recruitment of candidates for classified IT positions for vendors providing contract work to the U.S. government. From 2009 to 2012 (as chief executive officer from 2011 to 2012), Mr. Leiva worked with Banah International Group, Miami, Florida which imports bulk and packaged cane sugar produced in Latin America and managed the complete transaction process including contract negotiations, purchase/sales, logistic requirements, letters of credit, budget and business plan preparation and implementation with the development of a national branding and distribution strategy to market cane sugar packaged products through major retailers focusing on institutional and industrial sector in the United States.

    George Restea, MD, received his medical degree from the Institute of Medicine and Pharmacy University of Bucharest in 1979 and performed his medical residency in Internal Medicine from 1981 through 1983 at the University of Illinois Hospital and from 1983 to 1984 at the Louisiana
State University Long Memorial Hospital. Dr. Restea is certified by the American Board of Internal Medicine and is board eligible in sleep medicine. He is a member of the American Medical Association, Florida Medical Society and a member of the American Academy of Sleep Medicine. Since 1988, Dr. Restea has been with the Bradford Hospital Inc., Starke, Florida as Medical Director of The Respiratory Therapy Department (1988 to present), Chief of Staff (1995 to 1996), Medical Director in the Starke Sleep Laboratory (1996 to 2005), Medical Director at the Sleep Medicine Center (2005 to present) and Chairman of the Medicine-Surgery Committee at the Bradford Hospital Shands Starke Regional Medical Center (2005 to present).

                        SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                           SOLIS PHARMA INC.

Date: October 1, 2013                      /s/ Diego Leiva
                                               President